Exhibit 99.1

For immediate release	February 11, 2015

Crown Crafts Reports Results for Third Quarter of Fiscal 2015

●	Both net sales and net income for the quarter increase 15%
●	Board declares quarterly cash dividend of $0.08 per share
●	Company remains debt-free

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) today reported results for the fiscal 2015 third quarter, which ended December 28, 2014.

“We are pleased with our performance for the third quarter. Net sales and net income improved significantly over the prior year, and net income as a percentage of net sales was very strong at 8.6% for the quarter. Our improved performance was a result of our successful strategy focused on strengthening our product offerings while maintaining tight control over costs. Our position in the market is very good,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer.

Financial Results

Net income for the third quarter of fiscal 2015 was $2.0 million, or $0.20 per diluted share, on net sales of $23.7 million, compared with net income of $1.8 million, or $0.18 per diluted share, on net sales of $20.6 million for the third quarter of fiscal 2014. Gross margin was 27.9% of net sales, compared with 28.9% for the prior-year quarter.

For the nine-month period, net income in the current year was $3.6 million, or $0.36 per diluted share, on net sales of $59.9 million, compared with net income of $3.7 million, or $0.38 per diluted share, on net sales of $57.3 million for the first nine months of fiscal 2014. The gross margin percentage for the nine-month period of the current year was stable at 28.0% of net sales, compared with 28.2% for the prior-year period. The current year nine-month period was impacted by an after-tax $530,000 charge in the second quarter related to the settlement of a lawsuit. Excluding that charge, net income would have been $4.1 million, or $0.41 per diluted share, for the first nine months of fiscal 2015.

Quarterly Cash Dividend

The Company also announced that its Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on April 3, 2015 to stockholders of record at the close of business on March 13, 2015. “We remain financially strong and continue our commitment to delivering long-term value to shareholders,” Chestnut said.

916 S. Burnside Avenue * PO Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Fax (225) 647-9104

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Standard Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (877) 317-6789 and ask to be joined into the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

A telephone replay of the teleconference will be available one hour after the end of the call through 8:00 a.m. Central Standard Time on February 19, 2015. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10059504.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries consist of Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana. Crown Crafts is among America’s largest producers of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

In addition to the Company’s presentation of its financial position and results of operations in conformity with accounting principles generally accepted in the United States (“GAAP”), the Company has also presented a measure which is not determined in accordance with GAAP. Specifically, the Company has disclosed the after-tax impact of a charge associated with the settlement of a lawsuit (the “Settlement Charge”), as well as a presentation of what net income and net income per diluted share would have been if the Settlement Charge had not been recognized. The Company believes that the presentation of this information is useful as an important indicator of the Company’s ability to generate cash sufficient to service its debt, declare and pay dividends, make strategic investments, meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due in future reporting periods. The Settlement Charge is a significant component in an understanding and assessment of the Company’s results of operations for the nine-month period ended December 28, 2014. The Company uses this non-GAAP financial measure internally to monitor the Company’s operating results and to evaluate the performance of its businesses. This non-GAAP financial measure is provided as supplemental information and should be considered in addition to, and not as a substitute for, the Company’s GAAP measures, including its net income and cash flow provided by or used in operating, investing or financing activities, and other measures of financial position or results of operations reported in accordance with GAAP. Because this non-GAAP financial measure is not calculated in accordance with GAAP, another company could possibly arrive at a different calculation. Therefore, the non-GAAP financial measure as presented by the Company may not be comparable to a similar measure that may be presented by another company.

Contact:

Olivia W. Elliott

Vice President and Chief Financial Officer

(225) 647-9124

oelliott@crowncrafts.com

or

Halliburton Investor Relations

(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net sales	$23,743	$20,619	$59,888	$57,283
Gross profit	6,628	5,954	16,756	16,175
Gross profit percentage	27.9%	28.9%	28.0%	28.2%
Income from operations	3,272	2,859	5,731	6,028
Income before income tax expense	3,242	2,869	5,690	6,006
Income tax expense	1,196	1,090	2,111	2,263
Net income	2,046	1,779	3,579	3,743
Basic earnings per share	$0.20	$0.18	$0.36	$0.38
Diluted earnings per share	$0.20	$0.18	$0.36	$0.38

Weighted Average Shares Outstanding:
Basic	10,072	9,859	10,041	9,845
Diluted	10,102	9,877	10,076	9,858

CONDENSED CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	December 28, 2014
	(Unaudited)	March 30, 2014
Cash and cash equivalents	$485	$560
Accounts receivable, net of allowances	21,831	21,712
Inventories	19,301	13,607
Total current assets	45,501	38,069
Finite-lived intangible assets - net	4,689	5,248
Goodwill	1,126	1,126
Total assets	$53,099	$46,215

Total current liabilities	15,059	10,298

Shareholders’ equity	38,040	35,917
Total liabilities and shareholders’ equity	$53,099	$46,215